Exhibit 10.4

English Translation of
Construction Contract

Party A:     Weinan Milkgoat Production Co., Limited

Party B:      Fuping County Qinzheng Construction Engineering Corporation

Party A and Party B enter into the following contract based on friendly negotiation:

1.

Party A hereby appoints Party B to build the construction project of Mikegoat milk goat breed farm for a service fee of RMB 9,900,000. Construction site is located in Fuping County.

2.

Construction period: July 5, 2009 to October 15, 2009

3.

Obligations of Party A:

a.

30% of the contract price shall be paid by July 10, 2009, 40% of the contract price shall be paid by July 20, 2009. 20% of the contract price shall be paid when the construction is completed and the rest 10% be paid within 12 months thereafter. Pay project fund in time to Party B according to contract requirements. 30% project

b.

Before the commencement of the construction, Party A should submit project specific requirements to Party B.

4.

Obligation of Party B:

a.

Party B should construct according to the specific requirements provided by Party A. Party B should guarantee the project quality and completion date. Warranty period is a full year after the completion.

b.

Party B should assume the expenses and responsibilities for any and all security and quality accidents which occur during the construction.

5.

The contract shall become effective upon the signatures of both parties. Supplement agreement may be entered into by and between the parties through consultation for issues not covered in this Agreement as appendix thereof, which shall have the same legal force with the Agreement.

All disputes arising from or in connection with the contract shall be settled amicably through negotiation by both parties. In case no agreement can be reached through consultation, either party may bring the dispute to the court or an arbitral body with jurisdiction.

The contract has two originals, one for each party.

Party A:

Weinan Milkgoat Production Co., Limited (Seal)

Part B:

Fuping County Qinzheng Construction Engineering Corporation (Seal)

Date: July 2, 2009